Exhibit 99.1

Wyndham Worldwide Reports Third Quarter 2016 Results

PARSIPPANY, N.J. (October 26, 2016) – Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended September 30, 2016.

Third quarter revenues were $1.6 billion, up 1% compared with the prior year period. In constant currency and excluding acquisitions, revenues also increased 1%. Full reconciliations of GAAP results to non-GAAP measures appear in the tables to this press release.

Net income for the third quarter of 2016 was $196 million, or $1.78 per diluted share, compared with $190 million, or $1.61 per diluted share, for the third quarter of 2015. Adjusted net income for the third quarter of 2016 was $207 million, or $1.89 per diluted share, compared with $210 million, or $1.78 per diluted share, for the third quarter of 2015. EPS benefited from the Company’s share repurchase program.

Third quarter EBITDA was $402 million, compared with $382 million in the prior year period, an increase of 5%. Adjusted EBITDA, which excludes charges in both 2016 and 2015 as detailed in Table 8 of this press release, was $423 million, compared with $412 million in the prior year period, an increase of 3%. On a currency-neutral basis and excluding acquisitions, adjusted EBITDA increased 5%.

"Wyndham continues to deliver solid earnings and strong cash flow,” said Stephen P. Holmes, chairman and CEO. “These results reflect successful execution of our strategy, a resilient portfolio of complementary, fee-based businesses, and disciplined capital allocation.”

For the nine months ended September 30, 2016, net cash provided by operating activities was $786 million, compared with $817 million in the prior year period. The decrease reflects unfavorable currency movements of $34 million, including a $24 million devaluation of the Venezuelan bolivar in the first quarter of 2016.

Free cash flow was $650 million for the nine months ended September 30, 2016, compared with $660 million for the same period in 2015, reflecting the currency movements referenced above partially offset by lower capital expenditures. The Company defines free cash flow as net cash provided by operating activities less capital expenditures.

THIRD QUARTER 2016 BUSINESS UNIT RESULTS

Hotel Group

Revenues were $364 million in the third quarter of 2016, compared with $357 million in the third quarter of 2015. Revenues reflected higher royalties, growth in the Company’s Wyndham Rewards credit card program and fees associated with the Company’s global franchise conference, partially offset by lower reimbursable property management revenues.

EBITDA was $107 million in the third quarter compared with $83 million in the prior year quarter. Adjusted EBITDA, which excludes charges and benefits during both 2016 and 2015 as detailed in Table 8 of this press release, grew 8% to $117 million. This reflects higher royalties, growth in the Company’s Wyndham Rewards credit card program and expense management.

Third quarter domestic RevPAR increased 1.9%. In constant currency, total system-wide same store RevPAR increased 1.4% compared with the third quarter of 2015, which reflects ongoing pressure in domestic and Canadian oil markets and decelerating industry RevPAR trends.

As of September 30, 2016, the Company’s hotel system consisted of approximately 7,930 properties and approximately 689,800 rooms, a 2.7% net room increase compared with the third quarter of 2015. The development pipeline included nearly 1,100 hotels and approximately 133,800 rooms, of which 60% were international and 66% were new construction.

Destination Network

Revenues were $486 million in the third quarter of 2016, compared with $476 million in the third quarter of 2015, an increase of 2%. In constant currency and excluding acquisitions, revenues increased 5%.

Exchange revenues were $159 million compared with $157 million in the prior year quarter. In constant currency, exchange revenues grew 2% as exchange revenue per member increased 1.4% and the average number of members increased 0.9%.

Vacation rental revenues were $304 million compared with $296 million in the prior year quarter. In constant currency and excluding the impact of acquisitions, vacation rental revenues were up 6%, reflecting an 8.0% increase in transaction volume, partially offset by a 1.7% decrease in average net price per vacation rental. Transaction growth benefited from our dynamic pricing initiative as well as capacity increases. Faster growth in our more moderately priced products decreased the average net price per rental.

EBITDA was $138 million during the third quarter compared with $134 million in the prior year quarter. Adjusted EBITDA, which excludes restructuring costs, was $142 million for the third quarter of 2016, a 4% increase compared with the prior year quarter. On a currency-neutral basis and excluding the impact of acquisitions, adjusted EBITDA increased 8% compared with the prior year period.

Vacation Ownership

Revenues were $744 million in the third quarter of 2016, compared with $750 million in the third quarter of 2015.

Net VOI sales in the third quarter of 2016 declined 2% due to a higher provision for loan losses and flat Gross VOI sales. Results reflect tour flow growth of 1.3%, offset by a volume per guest (VPG) decline of 1.4%, reflecting proportionally higher sales to new owners. The number of new owners added increased 10% from the third quarter of 2015.

EBITDA was $189 million during the third quarter compared with $200 million in the prior year quarter. Adjusted EBITDA, which excludes restructuring costs, was $195 million for the third quarter of 2016, a decline of 3% compared with the prior year quarter. This reflects a higher loan loss provision and higher marketing costs, partially offset by higher property management fees, increased consumer financing income and expense management.

OTHER ITEMS

•	The Company repurchased 2.1 million shares of common stock for $150 million during the third quarter of 2016. From October 1 through October 25, 2016, the Company repurchased an additional 0.7 million shares for $50 million.
•	Net interest expense in the third quarter of 2016 was $32 million, compared with $31 million in the third quarter of 2015.
•	Depreciation and amortization in the third quarter of 2016 was $63 million, compared with $59 million in the third quarter of 2015, reflecting new projects that were placed into service.

Balance Sheet Information as of September 30, 2016:

•	Cash and cash equivalents of $332 million, compared with $171 million at December 31, 2015
•	Vacation ownership contract receivables, net, of $2.8 billion, compared with $2.7 billion at December 31, 2015
•	Vacation ownership and other inventory of $1.3 billion, unchanged from December 31, 2015
•	Securitized vacation ownership debt of $2.1 billion, unchanged from December 31, 2015
•	Long-term debt of $3.4 billion, compared with $3.1 billion at December 31, 2015. The remaining borrowing capacity on the revolving credit facility, net of commercial paper borrowings, was $1.1 billion as of September 30, 2016, compared with $1.4 billion at December 31, 2015.

A schedule of debt is included in Table 12 of this press release.

OUTLOOK

Note to Editors: The guidance excludes possible future share repurchases, while analysts’ estimates often include share repurchases. This results in discrepancies between Company guidance and database consensus forecasts.

Full reconciliations of the outlook for adjusted net income, adjusted EBITDA and adjusted EPS to GAAP results appear in Table 10 of this press release.

The Company provides the following guidance for the full year 2016:

•	Revenues of approximately $5.650 billion.
•	Adjusted net income of approximately $630 million.
•	Adjusted EBITDA of approximately $1.375 billion.
•	Adjusted diluted EPS of approximately $5.68 - $5.71 based on a diluted share count of 111 million.

The Company will post guidance information on its website following the conference call.

CONFERENCE CALL INFORMATION

Wyndham Worldwide Corporation will hold a conference call with investors to discuss the Company’s results, outlook and guidance on Wednesday, October 26, 2016 at 8:30 a.m. ET. Listeners can access the webcast live through the Company’s website at http://www.wyndhamworldwide.com/investors/. The conference call may also be accessed by dialing 888-632-3384 and providing the pass code "WYNDHAM." Listeners are urged to call at least 10 minutes prior to the scheduled start time. An archive of this webcast will be available on the website for approximately 90 days beginning at 12:00pm ET on October 26, 2016. A telephone replay will be available for approximately 10 days beginning at 12:00pm ET on October 26, 2016 at 800-388-6197.

PRESENTATION OF FINANCIAL INFORMATION

Financial information discussed in this press release includes non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors as an additional tool for further understanding and assessing the Company’s ongoing core operating performance. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. A reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release. A reconciliation of forecasted adjusted net income, adjusted EBITDA and adjusted EPS to the most directly comparable GAAP measures is provided in Table 10 of this press release.

ABOUT WYNDHAM WORLDWIDE

Wyndham Worldwide (NYSE: WYN) is one of the largest global hospitality companies, providing travelers with access to a collection of trusted hospitality brands in hotels, vacation ownership, and unique accommodations including vacation exchange, holiday parks, and managed home rentals. With a collective inventory of more than 120,000 places to stay across 100 countries on six continents, Wyndham Worldwide and its 38,000 associates welcomes people to experience travel the way they want. This is enhanced by Wyndham Rewards®, the Company’s re-imagined guest loyalty program across its businesses, which is making it simpler for members to earn more rewards and redeem their points faster. For more information, please visit www.wyndhamworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings, cash flow and related financial and operating measures.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Annual Report on Form 10-K, filed with the SEC on February 12, 2016. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

# # #

Investor and Media Contacts:

Margo C. Happer

Senior Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-6472

margo.happer@wyn.com

Barry Goldschmidt

Vice President, Investor Relations

Wyndham Worldwide Corporation

(973) 753-7703

barry.goldschmidt@wyn.com

Wyndham Worldwide Corporation

Earnings Release Schedules

Quarter Three - September 30, 2016

Table of Contents

Table No.

Consolidated Statements of Income (Unaudited)	1

Operating Results of Reportable Segments	2

Operating Statistics	3

Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flows (Unaudited)	4

Revenue Detail by Reportable Segment	5

Brand System Details	6

Non-GAAP Reconciliation of Adjusted Net Income and EPS	7

Non-GAAP Reconciliation of Adjusted EBITDA by Reportable Segment	8

Non-GAAP Reconciliation of Gross VOI Sales	9

Non-GAAP Reconciliation of 2016 Outlook	10

Non-GAAP Reconciliation - Constant Currency and Currency Neutral	11

Schedule of Debt	12

Table 1

Wyndham Worldwide Corporation

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenues
Service and membership fees	$735	$734	$2,001	$1,957
Vacation ownership interest sales	441	448	1,191	1,201
Franchise fees	203	192	513	517
Consumer financing	112	108	327	318
Other	82	82	247	231
Net revenues	1,573	1,564	4,279	4,224

Expenses
Operating	679	691	1,915	1,865
Cost of vacation ownership interests	47	43	115	123
Consumer financing interest	19	18	55	55
Marketing and reservation	242	218	645	624
General and administrative	173	200	545	562
Asset impairments	-	7	-	7
Restructuring	14	8	14	8
Depreciation and amortization	63	59	187	173
Total expenses	1,237	1,244	3,476	3,417

Operating income	336	320	803	807
Other (income)/expense, net	(3)	(3)	(19)	(11)
Interest expense	34	33	102	89
Early extinguishment of debt	-	-	11	-
Interest income	(2)	(2)	(6)	(7)

Income before income taxes	307	292	715	736
Provision for income taxes	110	102	267	265
Net income	197	190	448	471
Net income attributable to noncontrolling interest	(1)	-	(1)	-
Net income attributable to Wyndham shareholders	$196	$190	$447	$471

Earnings per share
Basic	$1.79	$1.62	$4.03	$3.96
Diluted	1.78	1.61	4.01	3.93

Weighted average shares outstanding
Basic	109	117	111	119
Diluted	110	118	112	120

Note: For a description of adjustments to Net Income, see Table 7.

1

Table 2

(1 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA”, which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company also uses adjusted EBITDA as a financial measure of its operating performance. The Company believes that EBITDA and Adjusted EBITDA are useful measures of assessing performance of the Company and for the Company's segments which, when considered with GAAP measures, give a more complete understanding of its operating performance and assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or nonrecurring and which in our view do not necessarily reflect ongoing operating performance. We also internally use these measures to assess our operating performance, both in absolute terms and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. The Company’s presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the three months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
	2016		2015
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$364	$107	$357	$83
Destination Network	486	138	476	134
Vacation Ownership	744	189	750	200
Total Reportable Segments	1,594	434	1,583	417
Corporate and Other (a)	(21)	(32)	(19)	(35)
Total Company	$1,573	$402	$1,564	$382

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Three Months Ended September 30,
	2016	2015
EBITDA	$402	$382
Depreciation and amortization	63	59
Interest expense	34	33
Interest income	(2)	(2)
Income before income taxes	307	292
Provision for income taxes	110	102
Net income	197	190
Net income attributable to noncontrolling interest	(1)	-
Net income attributable to Wyndham shareholders	$196	$190

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for the Company's reportable segments for the three months ended September 30, 2016 and 2015 (for a description of adjustments and reconciliation by segment, see Table 8):

	Three Months Ended September 30,
	2016		2015
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$364	$117	$357	$108
Destination Network	486	142	476	137
Vacation Ownership	744	195	750	201
Total Reportable Segments	1,594	454	1,583	446
Corporate and Other	(21)	(31)	(19)	(34)
Total Company	$1,573	$423	$1,564	$412

2

Table 2

(2 of 2)

Wyndham Worldwide Corporation

OPERATING RESULTS OF REPORTABLE SEGMENTS

(In millions)

The following tables summarize net revenues and EBITDA for the Company's reportable segments, as well as reconcile EBITDA to Net income attributable to Wyndham shareholders for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended September 30,
	2016		2015
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$993	$291	$983	$255
Destination Network	1,255	303	1,228	323
Vacation Ownership	2,089	512	2,067	513
Total Reportable Segments	4,337	1,106	4,278	1,091
Corporate and Other (a)	(58)	(97)	(54)	(100)
Total Company	$4,279	$1,009	$4,224	$991

Reconciliation of EBITDA to Net income attributable to Wyndham shareholders

	Nine Months Ended September 30,
	2016	2015
EBITDA	$1,009	$991
Depreciation and amortization	187	173
Interest expense	102	89
Early extinguishment of debt	11	-
Interest income	(6)	(7)
Income before income taxes	715	736
Provision for income taxes	267	265
Net income	448	471
Net income attributable to noncontrolling interest	(1)	-
Net income attributable to Wyndham shareholders	$447	$471

(a)	Includes the elimination of transactions between segments.

The following tables summarize net revenues and Adjusted EBITDA for the Company's reportable segments for the nine months ended September 30, 2016 and 2015 (for a description of adjustments and reconciliation by segment, see Table 8):

	Nine Months Ended September 30,
	2016		2015
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Hotel Group	$993	$301	$983	$284
Destination Network	1,255	333	1,228	326
Vacation Ownership	2,089	518	2,067	514
Total Reportable Segments	4,337	1,152	4,278	1,124
Corporate and Other	(58)	(97)	(54)	(101)
Total Company	$4,279	$1,055	$4,224	$1,023

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Table 3

(1 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

The following operating statistics are the drivers of our revenues and therefore provide an enhanced understanding of our businesses:

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group (a)
Number of Rooms	2016	679,100	683,300	689,800	N/A	N/A
	2015	667,400	668,500	671,900	678,000	N/A
	2014	646,900	650,200	655,300	660,800	N/A
	2013	631,800	635,100	638,300	645,400	N/A

RevPAR	2016	$31.59	$39.10	$43.04	N/A	N/A
	2015	$32.84	$39.82	$43.34	$32.98	$37.26
	2014	$32.30	$40.11	$43.71	$34.06	$37.57
	2013	$31.05	$38.00	$41.78	$33.07	$36.00

Destination Network
Average Number of Members (in 000s)	2016	3,841	3,857	3,868	N/A	N/A
	2015	3,822	3,831	3,835	3,836	3,831
	2014	3,727	3,748	3,777	3,808	3,765
	2013	3,668	3,686	3,711	3,728	3,698

Exchange Revenue Per Member	2016	$189.78	$164.61	$164.39	N/A	N/A
	2015	$194.06	$167.81	$163.38	$152.00	$169.29
	2014	$200.78	$179.17	$171.77	$157.24	$177.12
	2013	$210.96	$182.42	$169.95	$161.21	$181.02

Vacation Rental Transactions (in 000s) (a) (b)	2016	500	409	508	N/A	N/A
	2015	459	390	462	319	1,630
	2014	429	376	455	293	1,552
	2013	423	355	433	273	1,483

Average Net Price Per Vacation Rental (a) (b)	2016	$366.08	$492.83	$599.59	N/A	N/A
	2015	$361.20	$513.14	$642.00	$452.19	$494.92
	2014	$410.04	$577.13	$727.40	$492.25	$558.95
	2013	$392.64	$540.38	$677.81	$506.62	$532.11

Vacation Ownership (a)
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2016	$428,000	$518,000	$564,000	N/A	N/A
	2015	$390,000	$502,000	$565,000	$507,000	$1,965,000
	2014	$410,000	$496,000	$513,000	$470,000	$1,889,000
	2013	$384,000	$481,000	$536,000	$488,000	$1,889,000

Tours (in 000s)	2016	179	213	230	N/A	N/A
	2015	168	206	227	200	801
	2014	170	208	225	191	794
	2013	163	206	225	195	789

Volume Per Guest (VPG)	2016	$2,244	$2,328	$2,320	N/A	N/A
	2015	$2,177	$2,353	$2,354	$2,390	$2,326
	2014	$2,272	$2,280	$2,158	$2,336	$2,257
	2013	$2,211	$2,256	$2,278	$2,370	$2,281

Note: Full year amounts may not add across due to rounding.

(a)	Includes the impact of acquisitions/dispositions from the acquisition/disposition dates forward. Therefore, the operating statistics are not presented on a comparable basis.
(b)	The destination network operating statistics excluding our U.K.-based camping business sold in Q4 2014 are as follows:

	Year	Q1	Q2	Q3	Q4	Full Year
Vacation Rental Transactions (in 000s)	2014	429	367	431	292	1,518
Average Net Price Per Vacation Rental	2014	$410.02	$578.02	$700.56	$492.64	$548.93

(c)	Includes Gross VOI sales under the Company's Wyndham Asset Affiliate Model (WAAM) Just-in-Time. (See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales).

ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year
Hotel Group
Number of Properties	2016	7,830	7,880	7,930	N/A	N/A
	2015	7,670	7,700	7,760	7,810	N/A
	2014	7,500	7,540	7,590	7,650	N/A
	2013	7,380	7,410	7,440	7,490	N/A

Vacation Ownership
Provision for Loan Losses (in 000s) (*)	2016	$63,000	$90,000	$104,000	N/A	N/A
	2015	$46,000	$60,000	$78,000	$64,000	$248,000
	2014	$60,000	$70,000	$70,000	$60,000	$260,000
	2013	$84,000	$90,000	$102,000	$73,000	$349,000

Note: Full year amounts may not add across due to rounding.

(*)  Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

4

Table 3

(2 of 2)

Wyndham Worldwide Corporation

OPERATING STATISTICS

GLOSSARY OF TERMS

Hotel Group

Number of Rooms: Represents the number of rooms at hotel group properties at the end of the period which are either (i) under franchise and/or management agreements, or company owned and (ii) properties under affiliation agreements for which the Company receives a fee for reservation and/or other services provided.

Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.

Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.

RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.

Destination Network

Average Number of Members: Represents members in our vacation exchange programs who paid annual membership dues as of the end of the period or who are within the allowed grace period. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with the Company's vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related services and products.

Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.

Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through one of our vacation brands. One rental transaction is recorded for each standard one-week rental.

Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.

Vacation Ownership

Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including WAAM sales, before the net effect of percentage-of-completion accounting and loan loss provisions. We believe gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period. See Table 9 for a reconciliation of Gross VOI sales to vacation ownership interest sales.

Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.

Volume per Guest (VPG): Represents Gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. The Company has excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2013-2016.

General

Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation).

Currency-Neutral: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).

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Table 4

Wyndham Worldwide Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND RECONCILIATION OF FREE CASH FLOWS

(In millions)

(Unaudited)

Condensed Consolidated Statements of Cash Flows:

	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$786	$817

Net cash used in investing activities	(172)	(244)

Net cash used in financing activities	(442)	(477)

Effect of changes in exchange rates on cash and cash equivalents	(11)	(20)

Net increase in cash and cash equivalents	$161	$76

Free Cash Flow:

We define free cash flow to be net cash provided by operating activities less property and equipment additions which we also refer to as capital expenditures.

We believe free cash flow to be a useful operating performance measure to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions, development advances and equity investments, as well as our ability to return cash to shareholders through dividends and share repurchases. A limitation of using free cash flow versus the GAAP measures of net cash provided by operating activities, net cash used in investing activities and net cash used in financing activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.

The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$786	$817
Less: Property and equipment additions	(136)	(157)
Free cash flow	$650	$660

6

Table 5

Wyndham Worldwide Corporation

REVENUE DETAIL BY REPORTABLE SEGMENT

(In millions)

	2016					2015
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$74	$94	$105	N/A	N/A	$74	$96	$103	$87	$361
Marketing, Reservation and Wyndham Rewards Revenues (a)	83	103	125	N/A	N/A	96	108	112	92	407
Hotel Management Reimbursable Revenues (b)	67	71	67	N/A	N/A	61	71	73	68	273
Intersegment Trademark Fees	13	15	16	N/A	N/A	12	15	16	15	57
Owned Hotel Revenues	27	19	17	N/A	N/A	25	20	16	19	79
Ancillary Revenues (c)	31	32	34	N/A	N/A	24	24	37	33	120
Total Hotel Group	295	334	364	N/A	N/A	292	334	357	314	1,297

Destination Network
Exchange Revenues	182	159	159	N/A	N/A	185	161	157	146	649
Rental Revenues	183	202	304	N/A	N/A	166	200	296	144	807
Ancillary Revenues (d)	20	23	23	N/A	N/A	18	22	23	20	82
Total Destination Network	385	384	486	N/A	N/A	369	383	476	310	1,538

Vacation Ownership
Vacation Ownership Interest Sales	342	409	441	N/A	N/A	336	417	448	403	1,604
Consumer Financing	107	108	112	N/A	N/A	104	105	108	109	427
Property Management Fees and Reimbursable Revenues	164	161	168	N/A	N/A	153	149	159	155	615
WAAM Fee-for-Service Commissions	17	16	13	N/A	N/A	12	19	23	28	83
Ancillary Revenues (e)	11	11	10	N/A	N/A	12	9	12	11	43
Total Vacation Ownership	641	705	744	N/A	N/A	617	699	750	706	2,772
Total Reportable Segments	$1,321	$1,423	$1,594	N/A	N/A	$1,278	$1,416	$1,583	$1,330	$5,607

	2014					2013
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Hotel Group
Royalties and Franchise Fees	$68	$88	$100	$83	$339	$64	$79	$91	$75	$309
Marketing, Reservation and Wyndham Rewards Revenues (a)	76	101	117	91	385	73	92	118	83	365
Hotel Management Reimbursable Revenues (b)	37	39	39	39	154	25	38	37	35	135
Intersegment Trademark Fees	9	11	11	10	41	8	10	11	10	39
Owned Hotel Revenues	24	20	18	20	81	26	20	18	19	84
Ancillary Revenues (c)	23	24	30	24	101	26	23	22	23	95
Total Hotel Group	237	283	315	267	1,101	222	262	297	245	1,027

Destination Network
Exchange Revenues	187	168	162	150	667	193	168	158	150	669
Rental Revenues	176	217	331	144	868	166	192	293	138	789
Ancillary Revenues (d)	16	17	19	17	69	15	16	19	17	68
Total Destination Network	379	402	512	311	1,604	374	376	470	305	1,526

Vacation Ownership
Vacation Ownership Interest Sales	303	382	415	385	1,485	263	347	384	384	1,379
Consumer Financing	105	106	108	108	427	105	106	107	108	426
Property Management Fees	143	145	150	142	581	146	141	143	137	567
WAAM Fee-for-Service Commissions	33	30	18	16	98	24	30	33	20	107
Ancillary Revenues (e)	9	10	13	17	47	11	6	10	9	36
Total Vacation Ownership	593	673	704	668	2,638	549	630	677	658	2,515
Total Reportable Segments	$1,209	$1,358	$1,531	$1,246	$5,343	$1,145	$1,268	$1,444	$1,208	$5,068

Note: Full year amounts may not add across due to rounding.

(a)	Marketing and reservation revenues represent fees the Company receives from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees the Company receives relating to its loyalty program.
(b)	Primarily represents payroll costs in the hotel management business that the Company pays on behalf of property owners and for which it is reimbursed by the property owners. During 2014, reimbursable revenues of $2 million in each of Q1, Q2 and Q3 and $1 million in Q4 which were charged to the Company's vacation ownership business and were eliminated in consolidation. During 2013, such amounts include reimbursable revenues of $1 million, $3 million and $2 million, in Q2, Q3 and Q4 respectively, which were charged to the Company's vacation ownership business and were eliminated in consolidation.
(c)	Primarily includes additional services provided to franchisees and managed properties and fees related to our co-branded credit card program.
(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.
(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core operations.

7

Table 6

(1 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Three Months Ended September 30, 2016
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,747	175,094	63.7%	$52.27	$33.28

Days Inn	1,784	142,789	57.5%	$73.31	$42.15

Ramada	850	120,092	58.0%	$78.30	$45.39

Wyndham Hotels and Resorts	235	51,898	57.4%	$109.11	$62.66

Howard Johnson	376	43,226	55.5%	$67.43	$37.41

Baymont	425	33,732	58.9%	$75.52	$44.49

Travelodge	406	30,012	59.0%	$79.62	$46.99

Microtel Inns & Suites by Wyndham	337	24,325	63.7%	$73.28	$46.70

Knights Inn	375	22,841	49.3%	$54.80	$27.00

TRYP by Wyndham	114	16,322	73.7%	$79.77	$58.75

Wingate by Wyndham	149	13,568	68.4%	$94.68	$64.75

Hawthorn Suites by Wyndham	109	10,743	71.1%	$82.32	$58.49

Dolce	22	5,110	58.8%	$170.72	$100.43

Total Hotel Group	7,929	689,752	59.9%	$71.80	$43.04

Vacation Ownership
Wyndham Vacation Ownership resorts	218	24,582	N/A	N/A	N/A

Total Wyndham Worldwide	8,147	714,334

	As of and For the Three Months Ended September 30, 2015
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,600	166,656	65.1%	$52.68	$34.29

Days Inn	1,785	142,613	58.1%	$71.39	$41.48

Ramada	838	117,044	59.0%	$76.94	$45.42

Wyndham Hotels and Resorts	210	45,537	65.5%	$108.30	$70.92

Howard Johnson	403	43,803	59.0%	$62.54	$36.88

Baymont	396	31,480	60.0%	$72.04	$43.20

Travelodge	414	30,692	59.8%	$74.56	$44.56

Microtel Inns & Suites by Wyndham	333	23,960	64.2%	$72.00	$46.20

Knights Inn	383	23,464	49.2%	$52.00	$25.58

TRYP by Wyndham	122	17,641	70.3%	$84.05	$59.05

Wingate by Wyndham	148	13,450	70.4%	$91.42	$64.39

Hawthorn Suites by Wyndham	101	10,053	70.1%	$81.67	$57.28

Dolce	24	5,530	58.8%	$160.45	$94.40

Total Hotel Group	7,757	671,923	61.4%	$70.63	$43.34

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,095	N/A	N/A	N/A

Total Wyndham Worldwide	7,968	696,018

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

8

Table 6

(2 of 2)

Wyndham Worldwide Corporation

BRAND SYSTEM DETAILS

	As of and For the Nine Months Ended September 30, 2016
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,747	175,094	58.6%	$49.38	$28.93

Days Inn	1,784	142,789	51.8%	$69.10	$35.80

Ramada	850	120,092	54.5%	$75.09	$40.94

Wyndham Hotels and Resorts	235	51,898	58.1%	$106.62	$61.99

Howard Johnson	376	43,226	49.8%	$62.94	$31.32

Baymont	425	33,732	53.0%	$71.67	$38.01

Travelodge	406	30,012	52.5%	$72.15	$37.88

Microtel Inns & Suites by Wyndham	337	24,325	58.3%	$69.26	$40.36

Knights Inn	375	22,841	46.3%	$51.42	$23.83

TRYP by Wyndham	114	16,322	66.0%	$77.88	$51.40

Wingate by Wyndham	149	13,568	64.2%	$91.77	$58.96

Hawthorn Suites by Wyndham	109	10,743	67.8%	$82.68	$56.09

Dolce	22	5,110	53.4%	$165.67	$88.44

Total Hotel Group	7,929	689,752	55.3%	$68.60	$37.95

Vacation Ownership
Wyndham Vacation Ownership resorts	218	24,582	N/A	N/A	N/A

Total Wyndham Worldwide	8,147	714,334

	As of and For the Nine Months Ended September 30, 2015
					Average Revenue
	Number of		Average	Average Daily	Per Available
Brand	Properties	Number of Rooms	Occupancy Rate	Rate (ADR)	Room (RevPAR)

Hotel Group
Super 8	2,600	166,656	59.2%	$51.01	$30.17

Days Inn	1,785	142,613	52.5%	$68.20	$35.83

Ramada	838	117,044	55.5%	$75.78	$42.08

Wyndham Hotels and Resorts	210	45,537	61.8%	$111.39	$68.87

Howard Johnson	403	43,803	51.1%	$62.91	$32.15

Baymont	396	31,480	54.5%	$69.23	$37.72

Travelodge	414	30,692	52.9%	$69.14	$36.55

Microtel Inns & Suites by Wyndham	333	23,960	59.8%	$69.81	$41.73

Knights Inn	383	23,464	46.9%	$48.56	$22.79

TRYP by Wyndham	122	17,641	62.4%	$80.87	$50.42

Wingate by Wyndham	148	13,450	65.4%	$89.70	$58.66

Hawthorn Suites by Wyndham	101	10,053	68.5%	$81.16	$55.62

Dolce	24	5,530	57.5%	$149.84	$86.20

Total Hotel Group	7,757	671,923	56.1%	$68.97	$38.72

Vacation Ownership
Wyndham Vacation Ownership resorts	211	24,095	N/A	N/A	N/A

Total Wyndham Worldwide	7,968	696,018

Note: A glossary of terms is included in Table 3 (2 of 2); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

9

Table 7

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME AND EPS

(In millions, except per share data)

	Location on Consolidated Statements of Income	Three Months Ended September 30,
		2016	2015
Diluted weighted average shares outstanding		110	118

Diluted EPS		$1.78	$1.61

Net income attributable to Wyndham shareholders		$196	$190

Adjustments:
Legacy costs (b)	General and administrative	(1)	1
Restructuring costs (c)	Operating	14	8
Asset impairments (d)	Operating	-	7
Contract termination (e)	Operating	7	14
Total adjustments before tax		20	30
Income tax benefit/(expense) on adjustments (f)	Provision for income taxes	(9)	(10)
Total adjustments after tax		11	20

Adjustments - EPS impact		$0.11	$0.17

Adjusted net income attributable to Wyndham shareholders		$207	$210

Adjusted diluted EPS		$1.89	$1.78

		Nine Months Ended September 30,
		2016	2015
Diluted weighted average shares outstanding		112	120

Diluted EPS		$4.01	$3.93

Net income attributable to Wyndham shareholders		$447	$471

Adjustments:
Venezuela currency devaluation (g)	Operating	24	-
Acquisition costs (a)	Operating	1	3
Restructuring costs (c)	Operating	14	8
Early extinguishment of debt (h)	Interest expense	11	-
Asset impairments (d)	Operating	-	7
Contract termination (e)	Operating	7	14
Total adjustments before tax		57	32
Income tax benefit/(expense) on adjustments (i)	Provision for income taxes	(14)	(9)
Total adjustments after tax		43	23

Total adjustments - EPS impact		$0.39	$0.19

Adjusted net income attributable to Wyndham shareholders		$490	$494

Adjusted diluted EPS		$4.40	$4.12

Note: Amounts may not add due to rounding.

(a)	The amount for 2016 represents costs related to an acquisition that closed on July 1, 2016 at the Company's destination network business. The amount for 2015 relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts at the Company's hotel group business during 2015.
(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates to costs incurred as a result of (i) enhancing organizational efficiency and rationalizing existing facilities during the three and nine months ended September 30, 2016 and (ii) various organization realignment initiatives across the Company during the three and nine months ended September 30, 2015.
(d)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the decision to outsource its reservation system to a third-party provider at the Company's hotel group business.
(e)	Relates to costs associated with the anticipated termination of a management contract at the Company's hotel group business during both the three and nine months ended September 30, 2016 and 2015.
(f)	Relates to (i) the tax effect of the adjustments during both 2016 and 2015 and (ii) a $2 million state tax refund for legacy tax matters during 2016.
(g)	Represents the impact from the devaluation of the exchange rate of Venezuela at the Company's destination network business during 2016.
(h)	Represents costs incurred in connection with the Company's early repurchase of its 6.0% senior unsecured notes during 2016.
(i)	Relates to (i) the tax effect of the adjustments during both 2016 and 2015; (ii) a valuation allowance established in connection with the acquisition of Dolce Hotels and Resorts during 2015 and (iii) a $2 million state tax refund for legacy tax matters during 2016. There was no tax impact associated with the $24 million Venezuela currency devaluation adjustment.

The above tables reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. This non-GAAP reconciliation table should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

10

Table 8

(1 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Venezuela
		Currency	Acquisition	Legacy	Restructuring	Contract	Adjusted
	EBITDA	Devaluation (b)	Costs (c)	Costs (d)	Costs (e)	Termination (f)	EBITDA
Three months ended March 31, 2016
Hotel Group	$84	$-	$-	$-	$-	$-	$84
Destination Network	81	24	-	-	-	-	105
Vacation Ownership	136	-	-	-	-	-	136
Total Reportable Segments	301	24	-	-	-	-	325
Corporate and Other (a)	(34)	-	-	-	-	-	(34)
Total Company	$267	$24	$-	$-	$-	$-	$291

Three months ended June 30, 2016
Hotel Group	$101	$-	$-	$-	$-	$-	$101
Destination Network	85	-	1		-	-	85
Vacation Ownership	187	-	-	-	-	-	187
Total Reportable Segments	373	-	1	-	-	-	373
Corporate and Other (a)	(33)	-	-	-	-	-	(33)
Total Company	$340	$-	$1	$-	$-	$-	$340

Three months ended September 30, 2016
Hotel Group	$107	$-	$-	$-	$3	$7	$117
Destination Network	138	-	-	-	4	-	142
Vacation Ownership	189	-	-	-	6	-	195
Total Reportable Segments	434	-	-	-	13	7	454
Corporate and Other (a)	(32)	-		(1)	1	-	(31)
Total Company	$402	$-	$-	$(1)	$14	$7	$423

Note: Amounts may not add across due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Represents the impact from the devaluation of the exchange rate of Venezuela.
(c)	Represents costs related to an acquisition that closed on July 1, 2016.
(d)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(e)	Relates to costs incurred due to enhancing organizational efficiency and rationalizing existing facilities across the Company.
(f)	Relates to additional costs associated with the anticipated termination of a management contract.

11

Table 8

(2 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

(In millions)

		Legacy	Acquisition	Restructuring	Asset	Contract	Adjusted
	EBITDA	Adjustments (b)	Costs (c)	Costs (d)	Impairment (e)	Termination (f)	EBITDA
Three months ended March 31, 2015
Hotel Group	$76	$-	$3	$-	$-	$-	$79
Destination Network	105	-	-	(1)	-	-	104
Vacation Ownership	130	-	-	-	-	-	130
Total Reportable Segments	311	-	3	(1)	-	-	313
Corporate and Other (a)	(34)	-	-	-	-	-	(34)
Total Company	$277	$-	$3	$(1)	$-	$-	$279

Three months ended June 30, 2015
Hotel Group	$96	$-	$1	$-	$-	$-	$97
Destination Network	84	-	-	-	-	-	84
Vacation Ownership	182	-	-	-	-	-	182
Total Reportable Segments	362	-	1	-	-	-	363
Corporate and Other (a)	(30)	(1)	-	-	-	-	(31)
Total Company	$332	$(1)	$1	$-	$-	$-	$332

Three months ended September 30, 2015
Hotel Group	$83	$-	$-	$4	$7	$14	$108
Destination Network	134	-	-	3	-	-	137
Vacation Ownership	200	-	-	1	-	-	201
Total Reportable Segments	417	-	-	8	7	14	446
Corporate and Other (a)	(35)	1	-	-	-	-	(34)
Total Company	$382	$1	$-	$8	$7	$14	$412

Three months ended December 31, 2015
Hotel Group	$94	$-	$-	$(1)	$-	$-	$93
Destination Network	44	-	-	(1)	-	-	43
Vacation Ownership	174	-	-	-	-	-	174
Total Reportable Segments	312	-	-	(2)	-	-	310
Corporate and Other (a)	(37)	-	-	-	-	-	(37)
Total Company	$275	$-	$-	$(2)	$-	$-	$273

Twelve months ended December 31, 2015
Hotel Group	$349	$-	$3	$3	$7	$14	$376
Destination Network	367	-	1	2	-	-	370
Vacation Ownership	687	-	-	1	-	-	688
Total Reportable Segments	1,403	-	4	6	7	14	1,434
Corporate and Other (a)	(137)	-	-	-	-	-	(137)
Total Company	$1,266	$-	$4	$6	$7	$14	$1,297

Note: The sum of the quarters may not agree to the twelve months ended December 31, 2015 due to rounding.

(a)	Includes the elimination of transactions between segments.
(b)	Relates to the net (benefit)/expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from the Company's separation from Cendant.
(c)	Relates primarily to costs incurred in connection with the acquisition of Dolce Hotels and Resorts (January 2015).
(d)	Relates to costs incurred as a result of various organizational realignment initiatives and the reversal of a portion of restructuring reserves that were established in prior periods.
(e)	Relates to a non-cash impairment charge related to the write-down of terminated in-process technology projects resulting from the Company's decision to outsource its reservation system to a third-party provider.
(f)	Relates to costs associated with the anticipated termination of a management contract.

12

Table 8

(3 of 3)

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA BY REPORTABLE SEGMENT

SHARED-BASED COMPENSATION EXPENSE

(In millions)

The following tables provide detail regarding share-based compensation expense which is included within adjusted EBITDA:

	2016
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$291	$340	$423	N/A	N/A
Share-based compensation expense (*)	13	20	14	N/A	N/A
Adjusted EBITDA excluding share-based compensation expense	$304	$360	$437	N/A	N/A

	2015
	Q1	Q2	Q3	Q4	Full Year
Adjusted EBITDA	$279	$332	$412	$273	$1,297
Share-based compensation expense (*)	15	13	13	15	55
Adjusted EBITDA excluding share-based compensation expense	$294	$345	$425	$288	$1,352

Note: Full year amounts may not add across due to rounding.

(*)	Excludes share-based compensation expenses for which there was no impact on EBITDA. Such costs amounted to $1 million during Q1, Q2 and Q3 2016 and $3 million for the full year 2015. The Company believes providing Adjusted EBITDA with the additional exclusion of share-based compensation expense assists our investors and management by providing an additional financial measure to evaluate ongoing operations by excluding the variations among companies in timing, amount and reporting of share-based compensation expense, which may differ significantly among companies.

13

Table 9

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF GROSS VOI SALES

(In millions)

GROSS VOI SALES

We believe gross vacation ownership sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.

The following table provides a reconciliation of Gross VOI sales (see Table 3) to vacation ownership interest sales (see Table 5):

Year
2016	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$428	$518	$564	N/A	N/A
Less: Sales under WAAM Fee-for-Service	(23)	(20)	(20)	N/A	N/A
Gross VOI sales, net of WAAM Fee-for-Service sales	405	498	544	N/A	N/A
Less: Loan loss provision	(63)	(90)	(104)	N/A	N/A
Vacation ownership interest sales	$342	$409	$441	N/A	N/A

2015

Gross VOI sales	$390	$502	$565	$507	$1,965
Less: Sales under WAAM Fee-for-Service	(21)	(26)	(37)	(42)	(126)
Gross VOI sales, net of WAAM Fee-for-Service sales	369	477	528	464	1,838
Less: Loan loss provision	(46)	(60)	(78)	(64)	(248)
Plus: Impact of percentage-of-completion accounting	13	-	(2)	2	13
Vacation ownership interest sales	$336	$417	$448	$403	$1,604

2014

Gross VOI sales	$410	$496	$513	$470	$1,889
Less: Sales under WAAM Fee-for-Service	(44)	(40)	(27)	(21)	(132)
Gross VOI sales, net of WAAM Fee-for-Service sales	366	456	486	449	1,757
Less: Loan loss provision	(60)	(70)	(70)	(60)	(260)
Less: Impact of percentage-of-completion accounting	(3)	(4)	(1)	(4)	(12)
Vacation ownership interest sales	$303	$382	$415	$385	$1,485

2013

Gross VOI sales	$384	$481	$536	$488	$1,889
Less: Sales under WAAM Fee-for-Service	(36)	(44)	(51)	(29)	(160)
Gross VOI sales, net of WAAM Fee-for-Service sales	347	437	486	459	1,729
Less: Loan loss provision	(84)	(90)	(102)	(73)	(349)
Less: Impact of percentage-of-completion accounting	-	-	-	(1)	(1)
Vacation ownership interest sales	$263	$347	$384	$384	$1,379

Note: Amounts may not add due to rounding.

The following includes primarily tele-sales upgrades and other non-tour revenues, which are excluded from Gross VOI sales in the Company's VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2016	$25	$22	$31	N/A	N/A
2015	$24	$17	$32	$27	$100
2014	$25	$21	$27	$24	$97
2013	$24	$18	$22	$25	$89

14

Table 10

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION OF 2016 OUTLOOK

(In millions, except per share data)

				Outlook (a)
	Outlook (a)			As Adjusted
	(GAAP)	Adjustments		(Non-GAAP)
Net revenues	$5,650	$-		$5,650

EBITDA	$1,329	$46	(b)	$1,375
Depreciation and amortization	(252)	-		(252)
Interest expense, net	(139)	11	(c)	(128)
Income before taxes	938	57		995
Income taxes	(348)	(14	)(d)	(362)
Net income attributable to noncontrolling interest	(1)	-		(1)
Net income attributable to Wyndham shareholders	$587	$43		$630

Diluted earnings per share	$5.29 - $5.32			$5.68 - $5.71

Diluted shares	111			111

(a)	Outlook represents Company's approximate projection of performance for the fourth quarter of 2016. Projections may not total because the Company does not expect the actual results of all items to be at the precise amount simultaneously.
(b)	For a description of such adjustments, see Table 7.
(c)	Adjustment represents early extinguishment of debt in the first quarter of 2016.
(d)	Represents the tax effect of the adjustments and a $2 million state tax refund for legacy tax matters.

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Table 11

Wyndham Worldwide Corporation

NON-GAAP RECONCILIATION - CONSTANT CURRENCY AND CURRENCY NEUTRAL

(In millions, except per share data)

The Company reports certain current year period financial measures on a constant currency and currency-neutral basis and excluding the impact of acquisitions. The Company believes providing certain financial measures on a constant currency and currency-neutral basis as well as excluding the impact of acquisitions assists management and investors in better understanding underlying results and trends by excluding the impact of period over period changes in foreign exchange rates and changes resulting from acquisitions.

Constant currency results assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period.

Currency Neutral results (i) assume foreign results are translated from foreign currencies to the U.S. dollar at exchange rates consistent with those in the comparable period and (ii) eliminating foreign exchange related activities such as foreign exchange hedges, balance sheet remeasurements, currency devaluations and/or other adjustments.

Acquisition results are defined as the incremental period over period changes in the Company's results directly attributable to acquisitions.

Revenues in Constant Currency and Excluding Acquisitions:	Three months ended September 30,
	2016	2015	% Change
Total revenues as reported	$1,573	$1,564	1%
Adjustments:
Foreign currency - constant currency	18	-	*
Incremental revenues from acquisitions	(7)	-	*
Total revenues in constant currency and excluding acquisitions	$1,584	$1,564	1%

Destination Network revenue as reported	$486	$476	2%
Adjustments:
Foreign currency - constant currency	19	-	*
Incremental revenues from acquisitions	(7)	-	*
Total Destination Network revenues in constant currency and excluding acquisitions	$498	$476	5%

Exchange revenue as reported	$159	$157	1%
Adjustments:
Foreign currency - constant currency	1	-	*
Total Exchange revenues in constant currency and excluding acquisitions	$160	$157	2%

Rental revenue as reported	$304	$296	3%
Adjustments:
Foreign currency - constant currency	18	-	*
Incremental revenues from acquisitions	(7)	-	*
Total Rental revenues in constant currency and excluding acquisitions	$315	$296	6%

Currency-neutral Adjusted EBITDA:	Three months ended September 30,
	2016	2015	% Change
Adjusted EBITDA (a)	$423	$412	3%
Adjustments:
Foreign currency - currency-neutral	10	-	*
Incremental EBITDA from acquisitions	(2)	-	*
Currency-neutral Adjusted EBITDA excluding acquisitions	$431	$412	5%

Destination Network Adjusted EBITDA (a)	$142	$137	4%
Adjustments:
Foreign currency - currency-neutral	8	-	*
Incremental EBITDA from acquisitions	(2)	-	*
Destination Network Currency-neutral Adjusted EBITDA excluding acquisitions	$148	$137	8%

*	Not meaningful.
(a)	See Table 8 for a reconciliation of EBITDA to Adjusted EBITDA and Table 2 for a reconciliation of EBITDA to Net Income

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Table 12

Wyndham Worldwide Corporation

SCHEDULE OF DEBT

(In millions)

	September 30,	December 31,	September 30,
	2016	2015	2015
Securitized vacation ownership debt (a)
Term notes	$1,818	$1,867	$1,819
Bank conduit facility (b)	280	239	267
Total securitized vacation ownership debt (c)	2,098	2,106	2,086
Less: Current portion of securitized vacation ownership debt	200	209	210
Long-term securitized vacation ownership debt	$1,898	$1,897	$1,876

Debt:
Revolving credit facility (due July 2020) (d)	$12	$7	$20
Commercial paper (e)	404	109	87
Term loan (due March 2021)	323	-	-
$315 million 6.00% senior unsecured notes (due December 2016)	-	316	316
$300 million 2.95% senior unsecured notes (due March 2017) (f)	300	299	299
$14 million 5.75% senior unsecured notes (due February 2018)	14	14	14
$450 million 2.50% senior unsecured notes (due March 2018)	449	448	448
$40 million 7.375% senior unsecured notes (due March 2020)	40	40	40
$250 million 5.625% senior unsecured notes (due March 2021)	247	247	247
$650 million 4.25% senior unsecured notes (due March 2022)	648	648	648
$400 million 3.90% senior unsecured notes (due March 2023)	407	408	408
$350 million 5.10% senior unsecured notes (due October 2025)	338	337	337
Capital leases	151	153	158
Other	18	49	48
Total long-term debt	3,351	3,075	3,070
Less: Current portion of long-term debt	33	44	44
Long-term debt	$3,318	$3,031	$3,026

(a)	The Company's vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities ("SPEs") that are consolidated within our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company's creditors and legally are not the Company's assets. Additionally, the non-recourse debt that is securitized through the SPEs is legally not a liability of the Company and thus, the creditors of these SPEs have no recourse to the Company for principal and interest.
(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through August 2018 and borrowing capacity of $650 million. As of September 30, 2016, this facility had a remaining borrowing capacity of $370 million.
(c)	This debt is collateralized by $2,560 million, $2,576 million and $2,582 million, of underlying vacation ownership contract receivables and related assets as of September 30, 2016, December 31, 2015, and September 30, 2015, respectively.
(d)	Represents a $1.5 billion revolving credit facility that expires in July 2020. As of September 30, 2016, the Company had $1 million of outstanding letters of credit. After considering outstanding commercial paper borrowings of $404 million, the remaining borrowing capacity was $1.1 billion as of September 30, 2016.
(e)	Represents commercial paper programs of $1.25 billion with a remaining borrowing capacity of $846 million as of September 30, 2016.
(f)	Classified as long-term as the Company has the intent to refinance such debt on a long-term basis and the ability to do so with its revolving credit facility.

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